                                                                   EXHIBIT 10.1

                        INCENTIVE STOCK OPTION AGREEMENT
                 AMENDED AND RESTATED AS OF ______________, 2002

         THIS AGREEMENT, originally effective as of June 16, 2000 (the "Grant Date"), and amended and restated effective as of ______________, 2002 (the "First Amendment Date") is made by and among Dayton Superior Corporation, an Ohio corporation (the "Company"), and __________________, an employee of the Company (or one of its Subsidiaries, as defined herein), hereinafter referred to as "Optionee."

         WHEREAS, pursuant to Section 8.2 of the 2000 Stock Option Plan of Dayton Superior Corporation, as amended, the terms of which are hereby incorporated by reference and made a part of this Agreement, the Company has reserved the right to amend this Agreement; and

         WHEREAS, the Company and the Optionee have mutually agreed that it is in their best interest to amend this Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree that, effective as of the First Amendment Date, this Agreement is hereby amended and restated as follows:

                                    ARTICLE I.
                                   DEFINITIONS

         Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1  Affiliate

         "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person, and with respect to the Company, also any entity designated by the Board in which the Company or one of its Affiliates has an interest, and with respect to Odyssey, also any Affiliate of any partner of Odyssey.

Section 1.2 EBITDA Target; Base Cumulative EBITDA Target; High Cumulative EBITDA Target

         "EBITDA Target", "Base Cumulative EBITDA Target" and "High Cumulative EBITDA Target" shall be as set forth in Appendix A to this Agreement, subject to the provisions of Section 4.7.

Section 1.3  Basic Option

         "Basic Option" shall have the meaning set forth in Section 2.1.

Section 1.4  Cause

         "Cause" shall mean the Optionee's (i) willful or gross misconduct or material failure in the performance of the Optionee's duties and responsibilities to the Company, other than any such failure resulting from the Optionee's Disability, which misconduct or failure continues beyond 14 days after the Company notifies the Optionee, in writing, of the Company's finding of such misconduct or failure; or (ii) conviction of, or plea of guilty or nolo contendre to, a felony or a crime involving moral turpitude; or (iii) fraud or personal dishonesty involving the Company's assets.

Section 1.5  Change in Control

         "Change in Control" shall mean the occurrence of any of the following:
(i) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange
Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such transaction or series of transactions, (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Subsidiaries taken as a whole, to any "person" (as defined above), or (iii) any consolidation or merger of the Company with or into any other corporation or entity or "person" (as defined above) in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger affected exclusively to change the domicile of the Company.

Section 1.6  Chief Executive Officer

         "Chief Executive Officer" shall mean the Chief Executive Officer of the Company.

Section 1.7  Determination Date

         "Determination Date" with respect to a given fiscal year, shall mean a date, not later than 90 days following December 31st of such year, as of which the Committee determines, pursuant to Section 3.1(d) herein, whether the EBITDA Target, Base Cumulative EBITDA Target and High Cumulative EBITDA Target have been met with respect to such fiscal year.

Section 1.8  Disability

         "Disability" shall mean the inability of the Optionee to perform his or her duties with the Company or a Subsidiary on a full time basis for more than six months within any 12-month period due to reasonably documented physical or mental illness.

Section 1.9  EBITDA; Cumulative EBITDA

         "EBITDA" with respect to any period of determination shall mean the sum of the following (without duplication): (i) consolidated net income (or loss) of the Company and, if applicable, its Subsidiaries, for such period (exclusive of all extraordinary, unusual, or nonrecurring charges, gains and losses (including, without limitation, all restructuring costs and any expense or charge related to the repurchase of capital stock or warrants or options to purchase capital stock) and the related tax effects according to generally accepted accounting principles ("GAAP")), as determined in accordance with GAAP consistently applied, as such principles are in effect on the First Amendment Date, plus (ii) amounts deducted from net revenues in determining such net income (or loss) on account of (w) depreciation and amortization, (x) interest expense (net of interest income), (y) all taxes on income and (z) any management or acquisition fee charged to the Company by the Principal Stockholder. "Cumulative EBITDA" as of a given date shall mean the total of EBITDA from and after January 1, 2000 through such date.

Section 1.10 High Performance Option

         "High Performance Option" shall have the meaning set forth in Section 2.1.

Section 1.11 Investment

         "Investment" shall mean any investment of funds by the Principal Stockholder in debt and equity securities or instruments of the Company and its Subsidiaries.

Section 1.12 Investor Return

         "Investor Return" shall mean the annual compounded pre-tax internal rate of return on a given Investment determined with respect to the period beginning on the initial date of such Investment and ending on the effective date of a Change in Control.

Section 1.13 Management Stockholders' Agreement

         "Management Stockholders' Agreement" shall mean that certain Management Stockholders' Agreement dated as of June 16, 2000 among the Company, Odyssey, and the stockholder parties thereto, as amended from time to time.

Section 1.14 Odyssey

         "Odyssey" shall mean Odyssey Investment Partners Fund, L.P.

Section 1.15 Option

         "Option" shall mean the Incentive Stock Option to purchase Common Stock granted under this Agreement and shall include, collectively, the Basic Option and the High Performance Option.

Section 1.16 Person

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.17 Plan

         "Plan" shall mean the 2000 Stock Option Plan of Dayton Superior Corporation, as amended from time to time.

Section 1.18 Principal Stockholder

         "Principal Stockholder" shall mean (a) Odyssey and Odyssey Coinvestors, LLC (together, the "Odyssey Stockholders"), (b) any general or limited partner or member of any Odyssey Stockholder (an "Odyssey Partner"), (c) any corporation, partnership, limited liability company or other entity that is an Affiliate of any Odyssey Stockholder or of any Odyssey Partner (collectively, the "Odyssey Affiliates"), (d) any managing director, member, general partner, director, limited partner, officer or employee of (i) any Odyssey Stockholder,
(ii) any Odyssey Partner or (iii) any Odyssey Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (d) (collectively, the "Odyssey Associates"), (e) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only Odyssey Stockholders, Odyssey Partners, Odyssey Affiliates, Odyssey Associates, their spouses or their lineal descendants; and (f) a voting trustee for one or more Odyssey Stockholders, Odyssey Affiliates, Odyssey Partners or Odyssey Associates, provided that in no event shall the Company or any Subsidiary be considered an Odyssey Partner, Odyssey Affiliate, or Odyssey Associate and provided further that an underwriter or other similar intermediary engaged by the Company in an offering of the Company's debt or equity securities or other instruments shall not be deemed a Principal Stockholder with respect to such engagement.

Section 1.19 Proceeds

         "Proceeds" shall mean the aggregate fair market value of the consideration received (excluding any management or similar fees) by the Principal Stockholder in connection with a Change in Control, after taking into account all post closing adjustments, and assuming exercise of all options and warrants outstanding as of the effective date of such Change in Control (after giving effect to different dates of investment, if any, and after giving effect to any dilution of securities or instruments arising in connection with such Change in Control), provided however, that if the Principal Stockholder retains any Investment or portion thereof following such Change in Control, the fair market value of such Investment (or portion) immediately following such Change in Control shall be deemed "consideration received" for purposes of calculating the Proceeds, and provided further that the fair market value of any non-cash consideration (including stock) shall be determined as of the date of such Change in Control.

Section 1.20 Subsidiary

         "Subsidiary" of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.21 Target Amount

          "Target Amount" shall mean, with respect to any Investment, a dollar amount representing:

         (a) For purposes of the Basic Option,

                  (i) If the Investment was made on or prior to June 16, 2003, three times the amount of such Investment; and

                  (ii) If the Investment was made on or after June 17, 2003, a 30% Investor Return on such Investment.

          (b) For purposes of the High Performance Option, four times the amount of such Investment.

          For purposes of calculating the Target Amount:

          (x) the amount of an Investment shall be the amount paid by such Principal Stockholder to any Person (including, without limitation, the Company, any Subsidiary, or any underwriter) for the purchase of such debt or equity securities or instruments, provided that if such Principal Stockholder shall have acquired such debt or equity securities or instruments directly from another Principal Stockholder or through an uninterrupted series of Principal Stockholders, the amount of such Investment shall be the amount initially paid to purchase such debt or equity securities or instruments from a Person other than a Principal Stockholder; and

          (y) the initial date of an Investment shall be the date such Principal Stockholder purchased such debt or equity securities or instruments from any Person (including, without limitation, the Company, any Subsidiary, or any underwriter), provided that if such Principal Stockholder acquired such debt or equity securities or instruments directly from another Principal Stockholder or through an uninterrupted series of Principal Stockholders, the initial date of such Investment shall be the date such debt or equity securities or instruments were initially acquired from a Person other than a Principal Stockholder.

                                   ARTICLE II.
                                 GRANT OF OPTION

Section 2.1  Grant of Option

          In consideration of the Optionee's agreement to remain in the employ of the Company or one of its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date, the Company irrevocably granted to the Optionee the Option to purchase any part or all of an aggregate of ___________ shares of Common Stock (the "Basic Option") and an additional
________ shares of Common Stock (the "High Performance Option"). Such Option remains subject to the terms and conditions set forth in the Plan and this Agreement, as amended.

Section 2.2  Option Subject to Plan

          The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article VI and Sections 8.1, 8.2, 8.3 and 8.5 thereof.

Section 2.3  Option Price

          The purchase price of the shares of Common Stock covered by the Option shall be $27.00 per share (without commission or other charge).

                                  ARTICLE III.
                                 EXERCISABILITY

Section 3.1  Commencement of Exercisability

      (a) Subject to subsections (e) and (f) and Section 3.3, 21.25% of the Basic Option shall become exercisable in two cumulative installments as follows:

                  (i) The first installment shall consist of 16.25% of the shares covered by such Basic Option and shall be exercisable as of the First Amendment Date;

                  (ii) The second installment shall consist of 5% of the shares covered by such Basic Option and shall become exercisable on June 16, 2002;

      (b) Subject to subsections (e) and (f) and Section 3.3, the remaining 78.75% of the Basic Option, as well as the entire High Performance Option shall become exercisable in full on June 15, 2009 provided that the Optionee remains continuously employed in active service by the Company from the Grant Date through such date.

      (c) Notwithstanding Section 3.1(b), but subject to subsections (e) and (f) and Section 3.3, 78.75% of the shares subject to the Basic Option shall become exercisable as follows:

                  (i) Annual Performance Test. If the EBITDA for any fiscal year 2002 through 2005 equals or exceeds the EBITDA Target for such fiscal year, on the Determination Date for such fiscal year, a portion of the Basic Option shall become exercisable as follows:

                           (A) An installment consisting of 11.25% of the shares
                  covered by the Basic Option shall become exercisable on the Determination Date for fiscal year 2002 if EBITDA for such fiscal year equals or exceeds the EBITDA Target for such year; and

                           (B) An installment consisting of 16.25% of the shares
                  covered by the Basic Option shall become exercisable on the Determination Date for each fiscal year 2003 through 2005 if EBITDA for such fiscal year equals or exceeds the EBITDA Target for such year.

                  (ii) Missed Years and Catch-Up Opportunities.

                           (A) If any installment subject to exercisability
                  pursuant to Section 3.1(c)(i) fails to become exercisable in accordance therewith, such installment shall become exercisable on the Determination Date for the first fiscal year thereafter ending on or prior to December 31, 2005 (if any) with respect to which fiscal year (x) the EBITDA for such fiscal year equals or exceeds the EBITDA Target for such year and (y) the Cumulative EBITDA through the last day of such fiscal year equals or exceeds the Base Cumulative EBITDA Target through such date; and

                           (B) 18.75% of the Basic Option shall become
                  exercisable on the Determination Date for the first fiscal year ending on or prior to December 31, 2005 (if any) with respect to which fiscal year (x) the EBITDA for such fiscal year equals or exceeds the EBITDA Target for such year and (y) the Cumulative EBITDA through the last day of such fiscal year equals or exceeds the High Cumulative EBITDA Target through such date provided that in no event shall the Basic Option become exercisable for greater than 100% of the shares subject thereto.

                  (iii) Discretionary Catch-Up Opportunity. If any portion of the Basic Option subject to accelerated vesting under this Section 3.1(c) remains unexercisable following the Determination Date for the fiscal year ending December 31, 2005, the Board may, in its discretion, provide that the vesting of such portion may accelerate subsequent to such Determination Date subject to the attainment of such performance targets or the satisfaction of such other terms and conditions as the Board may determine in its discretion.

         (d) As of the Determination Date for each fiscal year 2002 through 2005, the Committee shall make the determination, in accordance with this
Section 3.1, as to whether the EBITDA Target, Base Cumulative EBITDA Target and High Cumulative EBITDA Target have been met, and shall determine, in accordance with this Section 3.1, the extent, if any, to which the Basic Option has become exercisable. As soon as practicable following the Determination Date, the Committee shall notify the Optionee of its determinations and provide Optionee with a copy of the calculations supporting the Committee's conclusions.

         (e) Notwithstanding the foregoing provisions of this Section 3.1, but subject to subsection (f) and Section 3.3,

                  (i) the Basic Option shall become fully vested and exercisable immediately prior to the effective date of a Change in Control through which the Principal Stockholder receives Proceeds greater than or equal to the sum of the Target Amounts (as defined in Section 1.21(a)) with respect to all Investments; and

                  (ii) the High Performance Option shall become fully vested and exercisable immediately prior to the effective date of a Change in Control through which the Principal Stockholder receives Proceeds greater than or equal to the sum of the Target Amounts (as defined in Section 1.21(b)) with respect to all Investments.

         (f) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2  Duration of Exercisability

         The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it is exercised or the Option expires pursuant to Section 3.3.

Section 3.3  Expiration of Option

      The Option may not be exercised to any extent by anyone after the first to occur of the following events:

         (a) The expiration of ten years from the Grant Date; or

         (b) The 90th day following the date of the Optionee's Termination of Employment for any reason other than for Cause (unless the Optionee dies within said 90-day period, in which case the Option shall cease to be exercisable upon the expiration of 90 days from the date of the Optionee's death); or

         (c) Except as the Committee may otherwise approve, the date of the Optionee's Termination of Employment by the Company for Cause.

Section 3.4 Partial Exercise

         Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the total amount then exercisable pursuant to Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 3.5 Exercise of Option

         The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article VI of the Plan.

Section 3.6 Special Tax Consequences

         The Option is intended to be an Incentive Stock Option, and the amendment to the Option made hereunder as of the First Amendment Date is not intended to affect such Incentive Stock Option status. The Optionee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee during any fiscal year (under the Plan and all other stock option plans of the Company, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be treated and taxable as non-qualified options. The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted, and the stock certificate issued upon exercise of the options shall designate whether such stock was acquired upon exercise of an Incentive Stock Option. For purposes of these rules, the fair market value of stock shall be determined as of date of grant of the applicable option covering such stock.

                                   ARTICLE IV.
                                OTHER PROVISIONS

Section 4.1 Not a Contract of Employment

         Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause.

Section 4.2 Shares Subject to Plan and Management Stockholders' Agreement

         The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Management Stockholders' Agreement including without limitation, the restrictions set forth in Section
6.5 of the Plan. If the Optionee is not already a party to the Management Stockholders' Agreement at the time he or she exercises all or part of the Option, such exercise shall be conditioned upon the Optionee's delivery to the Company of such Management Stockholders' Agreement, executed by the Optionee.

Section 4.3 Construction

         This Agreement shall be administered, interpreted and enforced under the laws of the State of Ohio.

Section 4.4 Conformity to Securities Laws

         The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.

         Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.5 Options Not Transferable

         The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder), unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 4.6 No Rights as Stockholder

         The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Optionee and the Optionee's name has been entered as the shareholder of record with respect to such shares on the books of the Company.

Section 4.7 Adjustments in Targets

         The EBITDA Targets, Base Cumulative EBITDA Targets and High Cumulative EBITDA Targets specified in Appendix A are based upon certain revenue and expense assumptions about the future business of the Company as of the First Amendment Date. Accordingly, in the event that, after the First Amendment Date, the Committee determines, in its sole discretion, that any acquisition or any divestiture of any business by the Company or any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or the financial statements of the Company, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option, then the Committee shall adjust the financial targets set forth on Appendix A to reflect the projected effect of such transaction(s) or event(s) on such targets. Without limiting the generality of the foregoing, in the event the Company acquires any business: (a) with respect to such acquired business, EBITDA and Cumulative EBITDA with respect to the fiscal year in which such acquisition occurs shall be calculated pro-rata from the date of such acquisition, and (b) in the event the Committee determines that an adjustment to the targets set forth on Appendix A is appropriate, such adjustment shall be made from the date of such acquisition and shall be made pro rata with respect to the fiscal year in which such acquisition occurs.

                            [signature page follows]

                                 DAYTON SUPERIOR CORPORATION

                                 By:____________________________________________

                                 Title:_________________________________________

______________________________
Optionee

______________________________

______________________________
Address

Optionee's Taxpayer Identification Number:_________________________________